YORKTON SECURITIES INC.                           FIRST MARATHON SECURITIES LTD.
Suite 1000, 1055 Dunsmuir Street                          2 First Canadian Place
Vancouver, British Columbia                                     Toronto, Ontario
V7X  1L4                                                                M4X  1J9



October 25, 1995


Atlas Corporation
Suite 3150, 370 Seventeenth Street
Denver, Colorado
U.S.A.  80202

Attention:  David J. Birkenshaw, CEO
------------------------------------

Dear Sirs:

We understand that Atlas Corporation (the "Corporation") proposes to offer (the "Offering") up to US $15,000,000 principal amount of Special Debenture Warrants (the "Special Warrants") for aggregate gross proceeds of up to US $15,000,000 to be used for Atlas' general corporate purposes.

Subject to the terms and conditions set forth below, Yorkton Securities Inc. ("Yorkton") and First Marathon Securities Ltd. ("First Marathon") (collectively, the "Underwriters") hereby offer to purchase from the Corporation and, by its acceptance hereof the Corporation agrees to sell to the Underwriters at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined), the amount of Special Warrants determined in accordance with this Agreement.
The rights and obligations of the Underwriters to purchase the Special Warrants (or arrange substitute purchasers therefor) shall be several (as distinguished from joint) and be divided, as between themselves, in the ratios of 70% (or up to US $10.5 million of Special Warrants) to Yorkton and 30% (or up to US $4.5 million of Special Warrants) to First Marathon.

All references to dollars or $ herein are to lawful currency of the United States of America, unless otherwise indicated.

TERMS AND CONDITIONS
--------------------

The terms and conditions relating to the purchase and sale of the Debentures are as follows:


     DESCRIPTION OF SECURITIES
     -------------------------


     The material attributes and characteristics of the Special Warrants shall be as follows:

          the Special Warrants will be issued in multiples of $100 and each Special Warrant shall entitle the holder to receive upon exercise (or deemed exercise) $100 principal amount (subject to adjustment as provided for herein) of Exchangeable Debentures (the "Debentures") of the Corporation, without the payment of any additional consideration;

          the Special Warrants will be exercisable on or before 5:00 p.m. (Vancouver Time) on the date (the "Expiry Date") which is the earlier of:

               the fifth business day following the date (the "Qualification Date") upon which all Qualification and Registration Requirements (as hereinafter defined) have been met; and

               the first business day which is twelve (12) months after the Closing Date (as hereinafter defined.

          All Special Warrants not exercised prior to the Expiry Date will be deemed to be exercised on the Expiry Date without further action or notice on the part of the holders thereof;

          at the Closing (as hereinafter defined), the gross proceeds of the Private Placement (the "Escrow Funds") will be placed into escrow in an account of the Special Warrant Trustee (as hereinafter defined) with a U.S. "bank" as such term is defined in section 3(a)(6) of the United States Securities Exchange Act of 1934 (the "1934 Act"). The Escrow Funds may be released to the Corporation only upon exercise (or deemed exercise) of the Special Warrants and will be released to holders of Special Warrants only in the event of retraction and cancellation pursuant to clause (iv) below;

          if all of the Qualification and Registration Requirements have not been met on or before 8:00 p.m. (Vancouver time) on the first business day following ninety (90) days from the Closing Date (the "Qualification Deadline") holders of Special Warrants may, until 5:00 p.m. (Vancouver Time) on the tenth day (or next succeeding business day if the tenth day is not a business day) following the Qualification Deadline (the "Retraction Deadline") tender their Special Warrants to the Special Warrant Trustee for retraction and cancellation at a cash price of $105 per Special Warrant. Each Special Warrant outstanding following the Retraction Deadline will entitle the holder to receive, upon exercise (or deemed exercise), $110 principal amount of Debentures, without the payment of any additional consideration; and

          in the event that the Escrow Funds are insufficient for payment of the Special Warrants upon retraction, the Corporation will forthwith provide the Special Warrant Trustee with sufficient funds for such purpose.

     The material attributes and characteristics of the Debentures shall be as follows:

          the Debentures will be issued in registered form in multiples of US $100, and will bear interest on the outstanding principal amount at the rate of 7% per annum, calculated semi-annually, not in advance with interest payments accruing retroactive to October 25, 1995. Interest will be paid semi-annually in cash on November 1 and May 1 of each year. The principal amount of the Debentures together with accrued interest will be repayable on October 25, 2000 (the "Due Date");

          at any time prior to repayment of the Debentures by the Corporation, holders of Debentures will have the right (the "Exchange Right") upon seven days notice to exchange their Debentures, in whole or in part, for common shares ("Granges Shares") of Granges Inc. ("Granges") currently held by the Corporation, at the rate of forty-two and one-half (42.5) Granges Shares for each US $100 of principal amount of Debentures outstanding (the "Exchange Price");

          commencing on October 25, 1998 until the Due Date, the Corporation will have the right (the "Redemption Right"), upon thirty (30) days notice (the "Redemption Notice Period") to redeem the Debentures, provided that the Average Market Price (as hereinafter defined) of the Granges Shares on the date that the Redemption Right is exercised is not less than US $2.94 per share. Holders of Debentures may exercise their Exchange Right during the Redemption Notice Period;

          upon exercise of the Redemption Right, the Corporation shall not later than five (5) business days following expiry of the Redemption Notice Period, redeem the Debentures by repaying all outstanding interest on the Debentures (in cash) and by repaying the outstanding principal amount of the Debentures either in cash or in Granges Shares at a price per share equal to the Exchange Price (or any combination thereof, on a pro-rata basis to all holders of Debentures);

          upon maturity of the Debentures the Corporation shall, on the first business day following the Due Date, retire the Debentures by repaying all outstanding interest on the Debentures (in cash) and by repaying the outstanding principal amount of the Debentures either in cash or in Granges Shares at a price per share equal to 95% of the Average Market Price of the Granges Shares as calculated on the Due Date (or any combination thereof, on a pro-rata basis to all holders of Debentures); and

          "Average Market Price" of the Granges Shares means the average of the closing prices of the Granges Shares on the American Stock Exchange (or, if Granges' shares are not then listed on the American Stock Exchange, the stock exchange or over-the-counter market upon which the Granges Shares are traded which in aggregate, has the highest dollar trading volume) for the twenty consecutive trading days preceding the date upon which the Average Market Price is calculated; and

          the number, price and class of the Granges Shares to be delivered to holders upon Exchange, Redemption and repayment of the Debentures will be adjusted proportionately upon the occurrence of certain events respecting Granges or the Granges Shares referred to in the Trust Indenture (as hereinafter defined) including any stock-splits, consolidations, reclassifications, mergers, amalgamations, arrangements, payment of stock dividends, payment of extraordinary cash dividends, or the issuance by Granges of any Granges Shares for cash at a price less than the Average Market Price.

     In this Agreement "Securities" means the Special Warrants, the Debentures and the Granges Shares, and "Subject Securities" means the Debentures and the Granges Shares.


     Registration, Qualification and Stock Exchange Listing Requirements
     -------------------------------------------------------------------

     The Corporation shall, as soon as practicable following Closing, file (or cause to be filed) the following documents (collectively, the "Qualification and Registration Filings"):

          a preliminary prospectus and (final) prospectus (the "Prospectus") in the Provinces of Ontario and British Columbia qualifying the distribution of the Debentures upon exercise of the Special Warrants;

          a registration statement or registration statements (the "1933 Registration Statement") under the United States Securities Act of 1933, as amended (the "1933 Act"), registering for resale the Subject Securities, and shall also file (or cause to be filed) all required filings with state securities or "blue sky" administrators in the states where the holders of such Securities propose to offer and sell the Securities (the "Blue Sky Filings"); and a registration statement (the "1934 Registration Statement") under the 1934 Act registering the class of Debentures under Section 12(b) of the 1934 Act.

     The Corporation will use its best efforts to

          cause receipts to be issued by the securities commissions in Ontario and British Columbia for the (final) Prospectus;

          cause the 1933 Registration Statement, the 1934 Registration Statement, and Blue Sky Filings to become effective

     (collectively, the "Qualification and Registration Requirements") on or before the Qualification Deadline.

     If the Qualification and Registration Requirements are not met on or before the Qualification Deadline, the Corporation will continue to use its best efforts to cause the Qualification and Registration Requirements to be met, unless all Special Warrants have been retracted and cancelled pursuant to section 1(a)(iv) hereof, notwithstanding the change in the exercise ratio of Debentures to Special Warrants pursuant to section 1(a)(iv) hereof.

     Subject to section 2(e) below, the Corporation will cause the 1933 Registration Statement, as it relates to the Debentures, to remain effective until a date which is three (3) years after the issuance of the Debentures, and, as it relates to the Granges Shares, to remain effective until the date which is three (3) years after the latest date upon which Granges Shares are acquired by holders of Debentures and will cause the 1934 Registration Statement to remain effective throughout the term of the Debentures.

     The Corporation may, upon notice to the holders of Debentures, temporarily suspend sales under the 1933 Registration Statement (insofar as it relates to the Corporation) during any reasonable period in which its board of directors determines, in good faith, that because of material corporate changes, it would not be feasible to maintain a current prospectus during such period, provided that in such event, the Corporation will, at the earliest possible time thereafter, take all necessary steps to update the prospectus disclosure and notify the Subscriber that sales under the 1933 Registration Statement may resume.

     Prior to the filing of the Registration Filings and any documents supplemental thereto or any amending or supplementary prospectuses, registration statements or other supplemental documents or any similar document (collectively, the "Supplementary Material"), the Corporation agrees to permit the Underwriters and their counsel to participate fully in the preparation of such documents and allow the Underwriters and their counsel to conduct all due diligence which the Underwriters may reasonably require to conduct in order to fulfill their obligations under applicable securities legislation.

     The Corporation will cause the Special Warrants to be listed, posted and called for trading on the Vancouver Stock Exchange, exempt market, as soon as possible following the Closing Date but in any event, not later than thirty (30) days from the Closing Date and will cause the Debentures to be listed, posted and called for trading on the Vancouver Stock Exchange (and will use its best efforts to have the Debentures listed, posted and called for trading on the New York Stock Exchange or such other U.S. stock exchange as is acceptable to the Underwriters) immediately upon deemed exercise of the Special Warrants. The Corporation will maintain such listings of the Debentures throughout the term of the Debentures. The Corporation acknowledges that the stock exchange listing requirements are a fundamental term of the Offering and that any breach thereby would constitute a fundamental breach giving rise to the remedy of rescission on the part of Purchasers.


     Special Warrant Indenture, Trust Indenture and Subscription Agreement
     ---------------------------------------------------------------------

     The terms and conditions governing the Special Warrants and release of the Escrow Funds will be contained in an indenture (the "Special Warrant Indenture") to be entered into between the Corporation and Montreal Trust Company of Canada (the "Special Warrant Trustee") and a subscription agreement or agreements (collectively, the "Subscription Agreement") between the Corporation and purchasers of Special Warrants. The terms and conditions of the Special Warrant Indenture shall be mutually satisfactory to the Corporation and the Underwriters acting reasonably, and consistent with the terms of this Agreement.

     The Debentures shall be issued pursuant to the provisions of a trust indenture (the "Trust Indenture") to be entered into between the Corporation and Chemical Bank (the "Trustee"). The terms and conditions of the Trust Indenture and Subscription Agreement shall be mutually satisfactory to the Corporation and the Underwriters acting reasonably, and consistent with the terms of this Agreement.

     It shall be a term of the Trust Indenture that the Corporation shall pledge (the "Pledge") Granges Shares with the Trustee as continuing security for the repayment of principal and interest on the Debentures. The Granges Shares subject to the Pledge shall be delivered to the Trustee at Closing on the basis of one (1) Granges Share for each $1.18 of principal amount of Special Warrants sold on the Closing Date. The Trust Indenture will provide that the Granges Shares subject to the Pledge may be released by the Trustee from the Pledge only for exercises of the Exchange Right or the Redemption Right, or upon repayment of the Debentures.

     The Special Warrant Indenture and the Trust Indenture may not be amended without the prior written consent of the Underwriters.


     Offering
     --------

     The Underwriters will advise the Corporation as to the amount of Special Warrants to be purchased (up to $15,000,000) not later than the business day immediately prior to the Closing Date. Although this offer is presented on behalf of the Underwriters as purchasers, prior to the Closing Date, the Underwriters will endeavour to arrange substituted purchasers as principals and on their own behalf, for the Special Warrants. The Underwriters' commitment to purchase the Special Warrants shall be reduced by the aggregate dollar amount of Special Warrants in respect of which certified cheques or bank drafts for the purchase price thereof are delivered to the Corporation on behalf of substituted purchasers at the Closing (as hereinafter defined). Any reference in this agreement to a "Purchaser" or the "Purchasers" shall be taken to be a reference to the Underwriters and to such substituted purchasers, if any.

     The sale of the Special Warrants to Purchasers in Ontario is to be effected in a manner exempt from the prospectus requirements of the Securities Act
                                                                --------------
     (Ontario) and the Regulation thereunder. Each Purchaser of the Special Warrants resident in Ontario shall purchase under subsection 72(1)(a), (c) or (d) of the Securities Act (Ontario) and in the case of 72(1)(d) as
                   --------------
     qualified by subsection 27(1) of the Regulation thereto and, insofar as other Provinces of Canada are concerned, shall purchase the Special Warrants under the corresponding sections of the applicable securities laws of each such Province.

     The Securities may be offered in the United States of America solely to accredited investors without any general solicitation or general advertising, in accordance with the terms set forth in the Subscription Agreement for U.S. Purchasers, in such a manner as to be exempt from registration under the 1933 Act, and exempt from the registration and qualification requirements under applicable securities and "blue sky" laws of the states in which such securities are offered and sold.

     The parties agree that all offers and sales of the Securities by them prior to the expiration of the restricted period(s) specified by Rule 903(c)(2) (the "Restricted Period") shall be made only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S;

          pursuant to registration under the 1933 Act; or

          pursuant to an available exemption from the registration requirements of the 1933 Act.

     All offering materials and documents (other than press releases) used in connection with offers and sales of the Securities prior to the expiration of the Restricted Period shall include statements to the effect that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to "U.S. persons" (as defined in Regulation S), other than distributors, unless the Securities are registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available.

     The Securities shall be offered and sold in reliance upon Regulation S only in "offshore transactions" (as defined in Regulation S) to purchasers which have certified that they are not U.S. persons and are not acquiring the Securities for the account or benefit of a U.S. person; and

          agreed to sell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration.

     The Securities, when issued or sold by the Corporation, shall bear a legend to the effect that transfer of the Securities is prohibited except in accordance with the provisions of Regulation S, unless registered or exempt from the registration requirements of the 1933 Act. The parties acknowledge that Rule 903(c)(2) of Regulation S [unlike Rule 903(c)(3)] does not contain a provision requiring the imposition of a restrictive legend on securities sold thereunder, and that such a legend will nevertheless voluntarily be imposed on the Securities when issued or sold by the Corporation under Regulation S, because certain requirements of Regulation S remain to be satisfied during the subsequent Restricted Period. Therefore, the Corporation covenants that, unless, and then only to the extent that, the SEC adopts a legend requirement for securities sold under Rule 903(c)(2), the Corporation will instruct the transfer agent of the Subject Securities promptly after the end of the Restricted Period to reissue the Securities without restrictive legend and will, if required by such transfer agent, furnish the transfer agent with a supporting legal opinion from counsel to the Corporation. The Underwriters agree to co-operate with the Corporation in providing any certificates or other information reasonably necessary for the Corporation to confirm that Rule 903 and Rule 903(c)(2) have been satisfied. The foregoing notwithstanding, the parties acknowledge and agree that Rule 902(m) of Regulation S requires that a legend restricting the exercise of the Exchange Right be placed on the Debentures issued under Regulation S until such time as the Exchange Right is exercised in conformity with such legend.

     The parties agree that, during the period in which the Securities are offered for sale and during the Restricted Period, no "directed selling efforts" (as defined in Regulation S) shall be made in the Untied States by the Corporation, the Underwriters, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

     The Corporation agrees to pay to the Underwriters at the Closing a commission (the "Commission") equal to 5 1/2% of the aggregate gross proceeds derived from the sale of the Special Warrants, in consideration of the services to be rendered by the Underwriters in connection with the Offering, which services shall include:

          advising the Corporation with respect to the private placement of the Special Warrants;

          assisting in the preparation of the form of Subscription Agreement, Special Warrant Indenture, and Trust Indenture to be entered into by the Corporation; and

          endeavouring to arrange for substituted purchasers for the purchase of the Special Warrants.

     The Corporation agrees that the Underwriters, respectively, will be permitted to appoint other registered dealers (or other dealers duly qualified in their respective jurisdictions) as their agents ("Selling Group Members") to assist in the Offering and that the Underwriters may determine the remuneration payable to such other dealers appointed by them.

     The Underwriters covenant with the Corporation that they will and will use their reasonable best efforts to ensure that their respective Selling Group Members, if any, will conduct activities in connection with arranging for the sale of the Special Warrants in compliance with applicable securities laws and regulations; and

          not solicit offers to purchase the Special Warrants in a manner that would require registration thereof or filing of a prospectus with respect thereto under the laws of any jurisdiction including, without limitation, the United States or any state thereof.

     The Underwriters have offered and sold, and will offer and sell, the Securities as part of the distribution thereof at any time, and

          otherwise until 40 days after the Closing Date only in accordance with Rule 903 of Regulation S under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act.

     Accordingly, neither the Underwriters, their affiliates nor any persons acting on behalf of the foregoing, have engaged or will engage in any directed selling efforts in the United States with respect to the Securities, and the Underwriters, such affiliates and such other persons have complied and will comply with the offering restrictions requirements of Regulation S. The Underwriters agree that, at or prior to confirmation of sale of the Securities, they will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities during the Restricted Period a confirmation or notice to substantially the following effect:

          "The securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "1933 Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons

          (i)    as part of their distribution at any time or

          (ii) otherwise until [INSERT THE DATE WHICH IS 40 DAYS AFTER THE CLOSING DATE] except in either case in accordance with the provisions of Regulation S under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act."

     The Underwriters agree to obtain substantially identical undertakings from their respective Selling Group Members, if any. Other than any agreement with Selling Group Members, the Underwriters have not entered into any contractual arrangement with respect to the distribution of the Securities, except with their affiliates. Terms used in this subsection have the meanings given to them by Regulation S.


     Right of First Refusal
     ----------------------

The Corporation hereby grants to the Underwriters a right of first refusal to acquire (or act as agent with respect to dispositions of) any Granges Shares held by the Corporation (and not subject to the Pledge) for a period of twelve
(12) months following the Closing Date and the Underwriters shall have fifteen
(15) days from receipt of notice of any proposed disposition of Granges Shares by the Corporation to exercise such right. Such right of first refusal does not apply in respect of any future pledges by the Corporation of shares of Granges, or any tender offers, mergers, exchange offers, amalgamations, or consolidations respecting Granges or the shares of Granges.

     Representations and Warranties of the Corporation
     -------------------------------------------------

The Corporation represents and warrants to the Underwriters and acknowledges that the Underwriters are relying upon such representations and warranties, as follows:

     the Corporation has been duly incorporated and organized and is validly existing under the laws of the jurisdiction of its incorporation and (except as noted in Schedule "B") is duly qualified to carry on its business and is in good standing in each jurisdiction in which it conducts its business or the ownership, leasing or operation of its property and assets requires such qualification and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted and to own, lease and operate its property and assets;

     each of the subsidiaries of the Corporation (the "Subsidiaries") is properly described in Schedule "A" hereto and has been duly incorporated and organized and is validly existing under the laws of the jurisdiction of its incorporation and (except as noted in Schedule "B" hereto) is duly qualified to carry on its business and is in good standing in each jurisdiction in which it conducts its business or the ownership, leasing or operation of its property and assets requires such qualification and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted and to own, lease and operate its property and assets;

     the Corporation has full corporate power and authority to undertake the Offering, to issue the Special Warrants, and the Debentures, to pay the Commission to the Underwriters, to Pledge the Granges Shares and to deliver the Granges Shares to holders of Debentures upon exercise of Exchange Rights, Redemption Rights and upon repayment of the Debentures;

     at the Time of Closing the Special Warrants will be duly and validly created, authorized and issued and the Debentures will be duly and validly authorized for issuance upon exercise (or deemed exercise) of the Special Warrants;

     the Corporation is not party to and has not granted any agreement, warrant, option or right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any Granges Shares or securities convertible into or exchangeable for Granges Shares except as contemplated hereunder or as disclosed in the Corporation's Form 10-K for the fiscal year ended June 30, 1995 and all documents and information incorporated therein by reference (the "Form 10-K"), a copy of which has been delivered to the Underwriters;

     the authorized and issued capital of the Corporation is as disclosed in the Form 10-K;

     the Corporation has full corporate power and authority to enter into this Agreement, the Subscription Agreements, the Special Warrant Indenture, and the Trust Indenture and to perform its obligations set out herein and therein and each of this Agreement, the Subscription Agreements, the Special Warrant Indenture, and the Trust Indenture has been, or will be upon execution thereof, duly authorized, executed and delivered by the Corporation and constitutes, or will constitute when executed, a legal, valid and binding obligation of the Corporation enforceable in accordance with their respective terms;

     the Corporation is not in default or breach of, and the execution and delivery of each of this Agreement, the Subscription Agreements, the Special Warrant Indenture, and the Trust Indenture and the performance of the transactions contemplated thereby will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents, resolutions or by-laws of the Corporation or any indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which the Corporation is or will be contractually bound as of the Time of Closing (as hereinafter defined);

     no actions, suits, inquiries or proceedings are pending or, to the knowledge of the Corporation, are contemplated or threatened to which the Corporation or the Subsidiaries is a party or to which the property of the Corporation or the Subsidiaries is subject that would result individually or in the aggregate in any material adverse change in the business operations, business, condition (financial or otherwise) of the Corporation and the Subsidiaries, on a consolidated basis or which might reasonably be expected to affect the consummation of this Agreement;

     the audited annual financial statements of the Corporation as at and for the year ended June 30, 1995 (the "Financial Statements") present fairly, in all material respects, the financial position of the Corporation as at June 30, 1995 and the results of its operations and the changes in its financial position for the periods then ended in accordance with generally accepted accounting principles in the United States of America;

     there has not been any material adverse change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation and the Subsidiaries, on a consolidated basis, in the positions as set forth in the Financial Statements and there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of the operations of the Corporation and the Subsidiaries, on a consolidated basis, since June 30, 1995, and since that date there have been no material facts, transactions, events or occurrences which materially adversely affect the business of the Corporation and the Subsidiaries, on a consolidated basis;

     other than the Underwriters and their agents, there is no person, firm or corporation acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or finder's fee in connection with the transactions contemplated herein and in the event that any person, firm or corporation acting or purporting to act for the Corporation establishes a claim for any fee from the Underwriters, the Corporation covenants to indemnify and hold harmless the Underwriters with respect thereto and with respect to all costs reasonably incurred in defence thereof;

     (except as set forth in Schedule "B") the Corporation and the Subsidiaries have conducted and are conducting their respective businesses in material compliance with all applicable laws, by-laws, rules and regulations of each jurisdiction in which their respective businesses are carried on and hold all licences, registrations, permits, consents or qualifications (whether governmental, regulatory or otherwise) required in order to enable their respective businesses to be carried on as now conducted or as proposed to be conducted, and all such licences, registrations, permits, consents and qualifications are valid and subsisting and in good standing and neither the Corporation nor the Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such license, registration, permit, consent or qualification which, if the subject of an unfavourable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, condition (financial or otherwise) or income of the Corporation and the Subsidiaries, on a consolidated basis;

     no order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued and no proceedings for this purpose have been instituted, are pending, contemplated or threatened;

     the issued and outstanding common shares of the Corporation are listed and posted for trading on the New York Stock Exchange;

     none of the materials filed by or on behalf of the Corporation within the past twelve (12) months with any stock exchange or securities commission (federal or state) (the "Public Record") contains a material misrepresentation as at the date of such filing;

     the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing;

     each of the material contracts referred to in the Form 10-K to which the Corporation or the Subsidiaries are a party has been duly authorized, executed and delivered by the parties thereto and is a legal, valid and binding obligation of the parties thereto enforceable in accordance with their respective terms;

     the issued and outstanding common shares of Granges (including the Granges Shares) are listed and posted for trading on the American Stock Exchange and The Toronto Stock Exchange;

     the Corporation is the legal and beneficial owner of 12,714,200 Granges Shares, all of which are free and clear of any liens, charges, encumbrances or security interests;

     any Granges Shares delivered to a holder of Debentures upon Exchange, Redemption or repayment of the Debentures will be freely tradeable under the provisions of the 1933 Act in transactions through The Toronto Stock Exchange (or otherwise) made in compliance with Rule 904 of Regulation S, and in transactions made while the 1933 Registration Statement (relating to resale of the Granges Shares) is in effect and has not been suspended, provided the holder complies with the prospectus delivery requirements of the 1933 Act;

     the Debentures will be freely tradeable under the provisions of the 1933 Act in transactions made while the 1933 Registration Statement is in effect and has not been suspended, provided the holder complies with the prospectus delivery requirements of the 1933 Act;

     upon the Corporation receiving receipts for the (final) Prospectus from the British Columbia and Ontario Securities Commissions the delivery by the Corporation of the Debentures and the Granges Shares upon Exchange, Redemption or repayment of the Debentures, may be effected to holders of Special Warrants or Debentures resident in Ontario and British Columbia, without any further requirements under applicable securities legislation in Ontario or British Columbia;

     upon the Corporation receiving receipts for the (final) Prospectus from the British Columbia and Ontario Securities Commissions, the resale of the Subject Securities acquired by a holder of Special Warrants or Debentures will not be subject to prospectus requirements under applicable securities legislation in Ontario or British Columbia (subject to resale restrictions affecting "control persons" as defined in applicable securities legislation);

     payment for the Granges Shares (when acquired by the Corporation) was not made out of funds (whether principal, interest or proceeds thereof) deposited in the Corporation's checking account number 12331-09300 or COR account number 12331-61582 with Bank of America National Trust and Savings Association; and

     all of the representations and warranties made by the Corporation in this Agreement will continue to be true and correct as of the Time of Closing (as hereinafter defined).


     Covenants of the Corporation
     ----------------------------

The Corporation hereby covenants to and with the Underwriters that it will:

     allow the Underwriters and their counsel to conduct all due diligence in connection with the Offering and the Registration and Qualification Filings which the Underwriters may reasonably require;

     duly, punctually and faithfully fulfil all legal requirements to permit the creation, issuance, offering and sale of the Special Warrants including, without limitation, compliance with all applicable securities legislation to enable the Securities to be offered for sale and sold in accordance with this Agreement;

     ensure that the offer, sale and distribution of the Securities will fully comply with the requirements of applicable securities legislation;

     cause to be delivered to the Underwriters, if requested, prior to the filing of the Registration and Qualification Filings and any Supplementary Material, comfort letters of the auditors of the Corporation addressed to the Underwriters in form and substance satisfactory to the Underwriters acting reasonably, relating to the financial statements to be included in the Registration and Qualification Filings and any Supplementary Material and verifying the financial information, accounting data and other numerical data contained in the Registration and Qualification Filings or any Supplementary Material and matters involving changes or developments since the respective dates as of which specified financial information is given to a date not more than two (2) Business Days prior to the date of such letter;

     duly and punctually perform all the obligations to be performed by it under this Agreement, the Trust Indenture, the Special Warrant Indenture, and the Subscription Agreements;

     during the period commencing with the date hereof and ending on the Due Date promptly inform the Underwriters of:

          the issuance by a securities commission, stock exchange or similar regulatory authority or by any other competent authority of any order to cease or suspend trading of any Securities or of the institution or threat or institution of any proceedings for that purpose; and

          the receipt by the Corporation of any communication from any securities commission, stock exchange, or similar regulatory authority relating to the Securities; and

     rectify all matters with respect to the Corporation's qualification to carry on business and own assets in the jurisdictions set out in Schedule "B" hereto, within thirty (30) days of Closing.


     Conditions of Closing
     ---------------------

The purchase and sale of the Special Warrants and the Closing shall be subject to the following conditions:

     the Corporation having obtained all requisite regulatory approvals required to be obtained by the Corporation in respect of the Offering on terms mutually acceptable to the Corporation and the Underwriters;

     the Corporation having complied fully with all relevant statutory and regulatory requirements required to be complied with prior to the Time of Closing in connection with the Offering;

     the Corporation having taken all necessary corporate action to authorize and approve this Agreement, the Subscription Agreements, the Special Warrant Indenture, the Trust Indenture, the issuance of the Special Warrants and Debentures, and the transfer of the Granges Shares and all other matters relating thereto;

     the Underwriters having received at Closing a favourable legal opinion of Coudert Brothers, counsel to the Corporation, addressed to the Underwriters, the Underwriters' counsel and each of the Purchasers, acceptable in all reasonable respects to counsel to the Underwriters to the following effect:

          each of the Corporation and the Subsidiaries is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to carry on business and own its assets under the laws of each jurisdiction in which it carries on business and owns its assets;

          each of the Corporation and the Subsidiaries has all requisite corporate capacity, power and authority to carry on its business as now conducted by it and own its assets and the Corporation has all requisite corporate capacity, power and authority to execute and deliver this Agreement, the Subscription Agreements, the Special Warrant Indenture, and the Trust Indenture and perform all transactions contemplated hereby and thereby;

          the authorized and issued capital of the Corporation is as disclosed in the Form 10-K;

          each of this Agreement, the Subscription Agreements, the Special Warrant Indenture, and the Trust Indenture to be entered into by the Corporation has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms;

          all necessary corporate action has been taken by the Corporation to authorize the creation and issuance of the Special Warrants subject to the terms of the Special Warrant Indenture;

          all necessary corporate action has been taken by the Corporation to authorize the creation and issuance of the Debentures subject to the terms of the Trust Indenture;

          the Granges Shares to be transferred upon the exchange of the Debentures have been conditionally allotted for delivery to the holders, from time to time, of the Debentures;

          the issue and sale of the Special Warrants has been (and the delivery of the Granges Shares upon Redemption, Exchange or repayment of the Debentures will be) effected in such a manner as to be exempt, either by statute or regulation or order, from the prospectus and registration requirements of the securities legislation of the Provinces of Ontario and British Columbia, subject to the filing of all necessary reports, certificates or undertakings required to be filed under applicable securities legislation;

          any Granges Shares delivered to a holder of Debentures upon Exchange, Redemption or repayment of the Debentures will be freely tradeable under the provisions of the 1933 Act in transactions through The Toronto Stock Exchange (or otherwise) made in compliance with Rule 904 of Regulation S, and in transactions made while the 1933 Registration Statement (relating to resale of the Granges Shares) is in effect and has not been suspended, provided the holder complies with the prospectus delivery requirements of the 1933 Act;

          the Debentures will be freely tradeable under the provisions of the 1933 Act in transactions made while the 1933 Registration Statement is in effect and has not been suspended, provided the holder complies with the prospectus delivery requirements of the 1933 Act;

          upon the Corporation receiving receipts for the (final) Prospectus from the British Columbia and Ontario Securities Commissions the delivery by the Corporation of the Debentures and the Granges Shares upon Exchange, Redemption or repayment of the Debentures, may be effected to holders of Special Warrants or Debentures resident in Ontario and British Columbia, without any further requirements under applicable securities legislation in Ontario or British Columbia;

          upon the Corporation receiving receipts for the (final) Prospectus from the British Columbia and Ontario Securities Commissions, the resale of the Subject Securities acquired by a holder of Special Warrants or Debentures will not be subject to prospectus requirements under applicable securities legislation in Ontario or British Columbia (subject to resale restrictions affecting "control persons" as defined in applicable securities legislation);

          the execution and delivery of this Agreement, the Subscription Agreements, the Special Warrant Indenture, and the Trust Indenture and the performance of the transactions contemplated thereby do not and will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents or by-laws of the Corporation or to counsel's knowledge any law, order or regulation applicable to the Corporation;

          the forms of Special Warrant and Debenture have been approved and adopted by the directors of the Corporation and conform with all applicable corporate legislation and stock exchange requirements;

          that Montreal Trust Company of Canada has been duly appointed by the Corporation as the registrar and transfer agent of the Special Warrants and as the trustee in respect of the Special Warrants;

          that Chemical Bank has been duly appointed by the Corporation as the registrar and transfer agent of the Debentures and as the trustee in respect of the Debentures;

          except for the matters disclosed in the Public Record, there is no pending or, to counsel's best knowledge after due inquiry, threatened action or proceeding against the Corporation before any court, governmental agency or arbitrator that is likely to have a materially adverse effect upon the financial condition or operations of the Corporation;

          the Granges Shares have been validly pledged to the Trustee under the terms of the Trust Debenture, and the Trustee has a perfected security interest in the Granges Shares, as security for the payment and performance of the obligations of the Corporation under the Debentures and the Trust Indenture;

          the offer and sale of the Securities in the United States has been effected in such a manner as to be exempt from registration under the 1933 Act;

          the offer and sale of the Securities outside of the United States has been effected in such a manner as not to require registration under the 1933 Act by virtue of compliance with Rule 903 of Regulation S, including Rule 903(c)(2);

          the Corporation and Granges are each "reporting issuers" as that term is defined in Rule 902(l) of Regulation S; and

          such other matters including compliance with United States federal and state securities legislation as the Underwriters may reasonably request in connection with the Offering.

     In giving the opinions contemplated above, counsel to the Corporation shall be entitled to rely, where appropriate, upon such opinions of local counsel that counsel to the Corporation opines to the Underwriters are in form and substance satisfactory to counsel to the Corporation and that the Underwriters are entitled to rely on, and shall be entitled, as to matters of fact, to rely upon the representations and warranties of Purchasers contained in the executed Subscription Agreements, a certificate of fact of the Corporation signed by officers in a position to have knowledge of such facts and their accuracy and certificates of such public officials and other persons as are necessary or desirable;

     the Underwriters and each of the Purchasers having received a certificate of the Corporation dated the Closing Date (as hereinafter defined) signed by the President of the Corporation or by such other officers acceptable to the Underwriters certifying as to certain matters reasonably requested by the Underwriters including certification that:

          the Corporation has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied up to the Time of Closing (as hereinafter defined);

          all of the representations and warranties contained in this Agreement are true and correct as of the Closing Date with the same force and effect as if made at and as of the Closing Date, after giving effect to the transactions contemplated hereby;

          since the date hereof, there has been no material adverse change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and the Subsidiaries on a consolidated basis;

          no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation or Granges (including the Debentures) has been issued and no proceedings for such purposes are pending, or, to the knowledge of such officers, contemplated or threatened;

          the execution and delivery of this Agreement, the Subscription Agreements, the Special Warrant Indenture, and the Trust Indenture and the performance of the transactions contemplated thereby do not and will not result in a breach of, and do not create a state of facts which, after notice, or lapse of time or both, will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents or by-laws of the Corporation or any trust indenture, agreement, or instrument to which the Corporation is contractually bound on the Closing Date.


     Closing
     -------

The purchase and sale of the Special Warrants (the "Closing") shall be completed at the offices of Lang Michener Lawrence & Shaw, Suite 2500, 595 Burrard Street, Vancouver, British Columbia, at 9:00 a.m. (Vancouver time) (the "Closing Time") on November 10, 1995 (the "Closing Date") or at such other time or on such other date as the Corporation and the Underwriters may agree upon.

At the Time of Closing, the Corporation shall deliver to the Underwriters on behalf of the Purchasers:

     certificates representing the Special Warrants duly registered as the Underwriters may direct;

     the requisite legal opinions and certificate as contemplated in section 8 hereof;

     certified cheques payable to the Underwriters representing the Commission and the expenses referred to in Section 10 hereof; and

     such further documentation as may be contemplated herein or as counsel to the Underwriters or the applicable regulatory authorities may reasonably require;

against payment of the purchase price by certified cheque delivered to the Special Warrant Trustee and payable to Bank of Nova Scotia Trust Company of New York with respect to the purchase and sale of the Special Warrants and against confirmation satisfactory to the Corporation that the purchase price has been received as aforesaid by the Special Warrant Trustee in an aggregate amount equal to the aggregate purchase price for the Special Warrants.


     Expenses
     --------

Whether or not Closing occurs, the Corporation shall pay all costs, fees and expenses of or incidental to the performance of the obligations under this Agreement including, without limitation:

     the cost of preparing and printing this Agreement, the Subscription Agreements, the Special Warrant Indenture, and the Trust Indenture;

     the cost of preparing, printing and filing all securities and blue sky filings required in connection with the Offering;

     the costs of applying for and obtaining all listings of the Special Warrants and Debentures on securities exchanges pursuant to this Agreement;

     costs of the Corporation's transfer agent and the transfer agent of Granges;

     costs of the Special Warrant Trustee and fees and expenses of the Special Warrant Trustee's counsel;

     costs of the Trustee and fees and expenses of the Trustee's counsel;

     the cost of preparing, printing and filing the Registration and Qualification Filings (including fees and costs of counsel to the Underwriters);

     registration, countersignature and delivery of the Special Warrants and Debentures;

     the fees and expenses of the Corporation's auditors, counsel and any local counsel;

     the reasonable fees and expenses of the Underwriters' counsel; and

     the Underwriters' reasonable out-of-pocket expenses (including marketing expenses).

Such amounts payable to the Underwriters shall be paid by the Corporation at the Time of Closing to the Underwriters upon receiving an invoice therefor from the Underwriters. Failure by the Corporation to make full payment, as aforesaid, at the Time of Closing does not constitute a waiver by the Underwriters of the Company's obligation to pay all such costs, fees and expenses.


     Indemnities
     -----------

The Corporation hereby covenants and agrees to protect, indemnify and hold harmless the Underwriters and their directors, officers and employees, solicitors and agents (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against all losses, claims, costs, damages or liabilities which they may suffer or incur caused by or arising directly or indirectly by reason of:

     any information or statement (except any information or statement relating solely to or supplied by the Underwriters) contained in the Public Record or Registration and Qualification Filings or any Supplementary Material being or being alleged to be a misrepresentation;

     the omission or alleged omission to state in the Public Record or Registration and Qualification Filings or any Supplementary Material a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which it was made (except the omission to state a material fact relating solely to the Underwriters);

     the Corporation not complying with any requirement of any securities legislation or regulatory requirements in connection with the Offering or the sale of the Granges Shares;

     any order made or any inquiry, investigation or proceeding commenced or threatened by any regulatory authority based upon an allegation that any untrue statement or alleged omission or any misrepresentation or alleged misrepresentation in the Public Record, Registration and Qualification Filings (except omissions or statements relating solely to the Underwriters), or any Supplementary Material exists which prevents or restricts the trading in or distribution of the Debentures or the Granges Shares; or

     the Corporation's failure to comply with any of its obligations hereunder including any breach of or default under any representation, warranty, covenant or agreement of the Corporation in any of this Agreement, the Subscription Agreements, the Special Warrant Indenture, or the Trust Indenture or any other document to be delivered pursuant thereto.

If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Corporation pursuant to the provisions hereof, or if any potential claim contemplated by this section shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Corporation in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Corporation's liability under this paragraph unless such delay has prejudiced the defence to such claim). The Corporation shall be entitled but not obliged to participate in or assume the defence thereof, provided, however that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defence thereof, and the fees and expense of such counsel shall be borne by the Indemnified Party unless

(a) the employment thereof has been specifically authorized in writing by the Corporation;

(b) the Indemnified Party has been advised by counsel acceptable to the Corporation, acting reasonably, that representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or

(c) the Corporation has failed within a reasonable time after receipt of such written notice to assume the defence of such action or claim.

It is understood and agreed that the Corporation shall not, in connection with any suit in the same jurisdiction, be liable for the legal fees and expenses of more than one separate legal firm to represent the Indemnified Parties. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this section obtained by the Indemnified Party from any other person.

To the extent that any Indemnified Party is not a party to this Agreement the Underwriters shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

The Corporation hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to indemnification hereunder is brought against the Underwriters or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Corporation's right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.


     Contribution
     ------------

In the event that, for any reason, the indemnity provided for in section 11 hereof is illegal or unenforceable, the Underwriters and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for in section 11 such that the Underwriters shall be responsible for that portion represented by the percentage that the Commission bears to the gross proceeds from the Offering and the Corporation shall be responsible for the balance. Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this contribution agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section. The right to contribution provided in this section shall be in addition to, and not in derogation of, any other right to contribution which the Underwriters may have by statute or otherwise by law.


     Termination Rights
     ------------------

     The Underwriters shall be entitled, at their option, to terminate all of their obligations under this Agreement, and the obligations of any person from whom the Underwriters have solicited an order to purchase the Debentures that has executed a Subscription Agreement, by notice to that effect delivered to the Corporation at any time prior to the Time of Closing in the event that:

          there shall occur or come into effect any event, condition or circumstance which constitutes a material change financial or otherwise (actual, proposed or prospective, whether factual or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects, condition or capital of the Corporation or its Subsidiaries on a consolidated basis (or Granges) which has not been generally disclosed by the Corporation (or Granges) which would reasonably be expected to have an adverse effect on the business of the Corporation or the market price or value of the Debentures or the Granges Shares;

          the Underwriters (or either of them) are of the opinion that the Offering cannot be profitably marketed, based upon their assessment of the state of the financial markets;

          there is an enquiry or investigation (whether formal or informal) by any securities regulatory authority in relation to the Corporation or Granges or any one of the Corporation's directors, officers;

          any order to cease trading in the securities of the Corporation or the Granges Shares is made by a securities regulatory authority and that order is still in effect;

          the Underwriters determine that any one of the representations or warranties made by the Corporation herein, is or has become false in any material respect; or

          there should develop, occur or come into effect any catastrophe of national or international consequence or any action, governmental law or regulation, inquiry or other occurrence of any nature whatsoever which, in the opinion of the Underwriters (or either of them), seriously affects or may seriously affect the financial markets or the business of the Corporation.

The right of the Underwriters to terminate their obligations under this Agreement is in addition to such other remedies as they may have or have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.


     Breach of Agreement
     -------------------

Any breach of, or failure by the Corporation to comply with, any term or condition of this Agreement in any material respect shall entitle the Underwriters and any person from whom the Underwriters have solicited an order to purchase the Debentures, to terminate their respective obligations to purchase the Debentures by notice to that effect given to the Underwriters prior to the Time of Closing.

     Notices
     -------

Any notice under this Agreement shall be given in writing and either delivered or telecopied to the party to receive such notice at the address or telecopy numbers indicated below:


to the Corporation:

     Atlas Corporation
     Suite 3150, 370 Seventeenth Street, Denver, Colorado, U.S.A., 80202
     Attention:  David J. Birkenshaw, CEO
     Telefax:  (303) 892 - 8808

with a copy to:

     Coudert Brothers
     1114 Avenue of the Americas, New York, New York, U.S.A., 10036-7703
     Attention:  Jeffrey E. Cohen
     Telefax:  (212) 626 - 4120

     - and to -

     Lang Michener
     Suite 2500, 181 Bay Street, Toronto, Ontario, M5J 2T7
     Attention:  David Knight
     Telefax:  (416) 365 - 1719

to the Underwriters:

     Yorkton Securities Inc.
     10th floor, 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1L4
     Attention:  Gordon Keep, Telefax:  (604) 640 - 0512

     - and to -

     First Marathon Securities Limited
     Exchange Tower, Box 21, 2 First Canadian Place, Toronto, Ontario, M5X 1J9
     Attention:  Richard S. Hallisey, Telefax (416) 869 - 3277

with a copy to:

     Sobolewski Anfield
     Suite 1600, 609 Granville Street, Vancouver, British Columbia, V7Y 1C3
     Attention:  Jay Sujir
     Telefax:  (604) 669 - 3877

     - and to -

     Miller & Holguin
     Seventh Floor, 1801 Century Park East, Los Angeles, California, U.S.A.,
90067
     Attention:  J. Brad Wiggins
     Telefax:  (310) 557 - 2205


or such other address or telecopy number as such party may hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery; if such notice is telecopied (with receipt confirmed), it shall be effective on the Business Day following the date such notice is telecopied.


     Survival
     --------

All representations, warranties, and agreements of the Corporation contained herein or contained in any document submitted pursuant to this Agreement or in connection with the purchase of the Special Warrants shall survive the purchase of the Special Warrants by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition, exercise or Exchange of the Special Warrants or Debentures.


     Time of the Essence
     -------------------

Time shall, in all respects, be of the essence hereof.


     Headings
     --------

The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.


     Singular and Plural, etc.
     -------------------------

Where the context so requires, words importing the singular number include plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.


     Severability
     ------------

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.


     Governing Law
     -------------

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada, applicable therein.


     Successors and Assigns
     ----------------------

The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Corporation, the Underwriters and the Purchasers and their respective successors and permitted assigns; provided that, except as herein provided, this Agreement shall not be assignable by any party without the written consent of the others.


     Further Assurances
     ------------------

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

     Entire Agreement
     ----------------

The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written, including without limitation, the term sheets between the Corporation and the Underwriters dated and accepted by the Corporation on September 28 and October 25, 1995.


     Counterparts
     ------------

This Agreement may be executed in any number of counterparts all of which when taken together shall be deemed to be one and the same document and not withstanding their actual date of execution shall be deemed to be dated as of the date first above written.


     Effective Date
     --------------

This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.


If the above is in accordance with your understanding, please sign and return to the Underwriters a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between the Corporation and the Underwriters.



                                        YORKTON SECURITIES INC.

                                        Per:  /s/ GORDON KEEP
                                             -------------------------------

                                        Per:  /s/ JOHN MCLELLAN
                                             -------------------------------




The above offer is hereby accepted and agreed to as of the date first above written.



                                        ATLAS CORPORATION

                                        Per:  /s/ GERALD E. DAVIS
                                             -------------------------------